Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

Casey’s General Stores, Inc. One Convenience Blvd. Ankeny, IA 50021	Nasdaq Symbol CASY CONTACT Bill Walljasper (515) 965-6505

Casey’s Strengthens Market Presence

in First Quarter

Ankeny, Iowa, September 5, 2006—Casey’s General Stores, Inc. (Nasdaq symbol CASY) today reported results for the first quarter of fiscal 2007 ended July 31, 2006, emphasizing its growing customer base. “Though a challenging gasoline environment resulted in earnings per share from continuing operations of $0.34 versus a record $0.44 for the previous first quarter, our same-store customer count grew and total sales were up in all three of our business categories,” said President and CEO Robert J. Myers. “Our recent agreement to acquire up to 33 HandiMart stores will raise our earnings potential over time.”

Gasoline—The Company’s fiscal 2007 goal is to increase same-store gasoline gallons sold 2% with an average margin of 10.8 cents per gallon. Same-store gallons sold were down 2.9% compared with a 7.7% increase for the same quarter a year ago. The average margin was 9.8 cents per gallon versus 11.8 cents. Total gallons sold rose to 291.8 million from 286.5 million; gross profit was $28.5 million compared with $33.9 million. “We were up against difficult quarter-to-quarter comparisons, and high retail prices affected customer demand,” said Myers. “We’ll continue to mitigate market pressures by pricing with the local competition and taking advantage of purchasing and delivery efficiencies.”

Prepared Food & Fountain—The annual goal is to increase same-store sales 7.9% with an average margin of 63.4%. Same-store sales were up 9.5% following a 7.2% increase for the previous first quarter. The average margin was 62.9%. Total sales rose 14.5% to $65.8 million, and gross profit improved 12.5% to $41.4 million. Myers stated, “In the first quarter, we benefited especially from our expanded fountain program, but it did affect the category’s average margin. The $4.6 million gross profit increase is a sure sign we matched customer preferences and gained from it.”

Grocery & Other Merchandise—The goal is to increase same-store sales 3.9% with an average margin of 32.2%. Same-store sales were up 2.3% versus a 7.4% increase for the first three months of fiscal 2006, and the average margin was up 10 basis points to 32.2%. Total sales rose 6.7% to $226.1 million; gross profit grew 6.8% to $72.9 million. “Inside our stores,” said Myers, “we are using POS data and making operational decisions to drive gross profit dollars.” Total inside gross profit, including commissions, rose nearly 10%.

Operating Expenses—An ongoing corporate goal is to hold the percentage increase in operating expenses to less than the percentage increase in gross profit. In the first quarter, operating expenses rose 12.7% as gross profit increased 3.9%. “The gasoline market was a challenge for the entire convenience store industry,” Myers said. “For us, higher retail prices constrained gallons sold and raised bank charges related to credit card use 46.9% while record wholesale prices dampened the margin.”

Expansion—The goal is to acquire 50 stores and build 10 new stores. Myers said, “We got a jump-start on the goal by signing a definitive agreement to purchase from Nordstrom Oil Company up to 33 convenience stores operating in Iowa under the HandiMart name.” The transaction should close in the second quarter. The Company is in the process of obtaining $100 million of debt to help fund this transaction, to finance additional expansion, and to use for general corporate purposes. As of July 31, Casey’s had acquired 6 other stores and completed 3 new constructions.

Board Actions—At its August meeting, the Board of Directors declared a quarterly dividend of $0.05 per share, payable November 15, 2006 to shareholders of record on November 1, 2006. Board members formally joined management in inviting all shareholders and prospective investors to attend the Company’s upcoming annual meeting. The meeting will convene at 9:00 a.m. on September 15, 2006 at Casey’s corporate headquarters in Ankeny, Iowa.

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Casey’s General Stores, Inc. Consolidated Statements of Earnings (Dollars in thousands, except per share amounts)

	Three months ended July 31,
	2006	2005
Net sales	$1,100,355	$857,517
Franchise revenue	189	185

Total revenue	1,100,544	857,702

Cost of goods sold	954,703	717,340
Operating expenses	100,811	89,463
Depreciation and amortization	15,525	13,707
Interest, net	2,395	2,242

	1,073,434	822,752

Earnings from continuing operations before income taxes and cumulative effect of accounting change	27,110	34,950
Federal and state income taxes	10,148	12,860

Earnings from continuing operations before cumulative effect of accounting change	16,962	22,090
Loss on discontinued operations, net of tax benefit of $39 and $72	61	115
Cumulative effect of accounting change, net of tax benefit of $692	—	1,083

Net earnings	$16,901	$20,892

Basic
Earnings from continuing operations	$.34	$.44
Loss on discontinued operations, net of tax benefit	—	—
Cumulative effect of accounting change	—	(.02)

Net earnings per common share	$.34	$.42

Diluted
Earnings from continuing operations	$.33	$.43
Loss on discontinued operations, net of tax benefit	—	—
Cumulative effect of accounting change	—	(.02)

Net earnings per common share	$.33	$.41

Casey’s General Stores, Inc.

Consolidated Balance Sheets

(Dollars in thousands)

	July 31, 2006	April 30, 2006
Assets
Current assets
Cash and cash equivalents	$60,003	$75,369
Receivables	10,045	9,672
Inventories	106,779	96,255
Prepaid expenses	6,448	7,063
Income taxes receivable	—	3,047

Total current assets	183,275	191,406

Other assets, net of amortization	8,157	6,894
Goodwill	14,414	14,414
Property and equipment, net of accumulated depreciation July 31, 2006, $502,947 April 30, 2006, $490,288	781,950	774,825

Total assets	$987,796	$987,539

Liabilities and Shareholders’ Equity
Current liabilities
Note Payable	$8,900	$—
Current maturities of long-term debt	48,511	51,628
Accounts payable	129,543	146,121
Accrued expenses	45,357	45,947
Income taxes payable	7,270	—

Total current liabilities	239,581	243,696

Long-term debt, net of current maturities	94,617	106,512
Deferred income taxes	99,235	99,929
Deferred compensation	7,520	7,236
Other long-term liabilities	8,172	6,976

Total liabilities	449,125	464,349

Total shareholders’ equity	538,671	523,190

Total liabilities and shareholders’ equity	$987,796	$987,539

Certain statements in this news release, including any discussion of management expectations for future periods, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from future results expressed or implied by those statements. Casey’s disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Sales and Gross Profit by Product

(Amounts in thousands)

Three months ended 7/31/06	Gasoline	Grocery & Other Merchandise	Prepared Food & Fountain	Other	Total
Sales	$802,875	$226,083	$65,781	$5,616	$1,100,355
Gross profit	$28,547	$72,870	$41,365	$2,870	$145,652
Margin	3.6%	32.2%	62.9%	51.1%	13.2%
Gasoline gallons	291,836
Three months ended 7/31/05
Sales	$584,502	$211,884	$57,475	$3,656	$857,517
Gross profit	$33,867	$68,040	$36,774	$1,496	$140,177
Margin	5.8%	32.1%	64.0%	41.0%	16.3%
Gasoline gallons	286,476

Gasoline Gallons

Same-store Sales Growth

	Q1	Q2	Q3	Q4	Fiscal Year
F2007	-2.9%
F2006	7.7	4.3%	4.2%	0.5%	4.4%
F2005	-1.3	1.0	2.8	5.6	1.9

Grocery & Other Merchandise

Same-store Sales Growth

	Q1	Q2	Q3	Q4	Fiscal Year
F2007	2.3%
F2006	7.4	4.5%	5.3%	4.2%	5.7%
F2005	2.1	4.8	6.8	6.3	4.8

Prepared Food & Fountain

Same-store Sales Growth

	Q1	Q2	Q3	Q4	Fiscal Year
F2007	9.5%
F2006	7.2	4.5%	9.9%	7.4%	7.4%
F2005	6.1	9.0	9.0	9.8	8.4

Gasoline Margin

(Cents per gallon)

	Q1		Q2		Q3		Q4		Fiscal Year
F2007	9.8	¢
F2006	11.8		14.1	¢	9.2	¢	10.6	¢	11.5	¢
F2005	12.0		9.8		10.4		11.0		10.8

Grocery & Other Merchandise

Margin

	Q1	Q2	Q3	Q4	Fiscal Year
F2007	32.2%
F2006	32.1	33.3%	31.0%	31.3%	31.9%
F2005	31.4	31.0	31.4	30.0	30.9

Prepared Food & Fountain

Margin

	Q1	Q2	Q3	Q4	Fiscal Year
F2007	62.9%
F2006	64.0	64.6%	62.5%	60.9%	63.0%
F2005	58.8	60.8	60.9	61.0	60.4

Corporate information is available at this Web site: http://www.caseys.com. Earnings will be reported during a conference call on September 6, 2006. The call will be broadcast live over the Internet at 9:30 a.m. CDT via the

Investor Relations section of our Web site and will be available in an archived format.